10.3

DISTRIBUTORSHIP AGREEMENT

DISTRIBUTORSHIP AGREEMENT made as of Sept 1, 2000.

BETWEEN:

Megola GmbH (Germany) **OF THE FIRST PART**

– and –

MEGOLA INC. **OF THE SECOND PART**

WITNESSETH that in consideration of the mutual promises and undertakings herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

I. DEFINITIONS

When used herein, the following words and expressions shall have the meaning hereinafter ascribed to them:

I.1 "Application" means the use of Megola GmbH (Germany) Goods in commercial and retail markets.

I.2 "Contract Year" means the period of twelve (12) calendar months commencing on August, 2000 and each successive period of the same duration thereafter during the term of this agreement.

I.3 "Distributor" means the sole and exclusive distributor of Megola GmbH (Germany) Goods called "Scale–Guard (?)" for resale into the Sales Area.

I.4 "Net Invoice Price" means the Megola GmbH (Germany) invoice price to MEGOLA INC. less duty and other distribution expenses, taxes, rebates, returns, discounts, allowances, credits and claims, as per attached schedule.

I.5 "Orders" means any commitment in writing to purchase Megola GmbH (Germany) Goods for shipment into the Sales Area for the Application.

I.6 "Megola GmbH (Germany) Goods" means a proprietary product known as "Scale–Guard (?)" or any other similar models to be developed by Megola GmbH (Germany).

I.7 "Purchase" means payment in full of the Net Invoice Price for

Megola GmbH (Germany) delivered to MEGOLA INC..

I.8 "Price List" means the price list attached to Appendix 1 as the same may be modified in accordance with the Terms of the Agreement.

I.9 "Sales Area" means commercial and retail consumer markets in Canada, the contiguous United States, and Mexico, together with the first option to purchase the rights to the South American market at a price to be negotiated. The option may be exercised at anytime during the currency of this Agreement.

I.10 "Term" has the meaning ascribed to in Clause 9.01.

II. APPOINTMENT OF MEGOLA INC. AS DISTRIBUTOR AND OPTIONS TO THE DISTRIBUTOR

2.01 Megola GmbH (Germany) hereby appoints MEGOLA INC. as the Distributor of Megola GmbH (Germany) Goods in the Sales Area. The function of MEGOLA INC. as Distributor pursuant to the Agreement is to establish and administer a distribution and sales network for Megola GmbH (Germany) Goods within the Sales Area, to purchase and resell Megola GmbH (Germany) Goods within the Sales Area, and to exert commercially reasonable efforts to pursue opportunities and activities for the sale of increasing volumes of Megola GmbH (Germany) Goods in the Sales Area.

2.02 MEGOLA INC. hereby accepts such an appointment and agrees to exert its best efforts to promote the sale of Megola GmbH (Germany) Goods in the Sales Area and to fully carry out its function under this Agreement.

2.3 For the purposes of allowing MEGOLA INC. to carry out its function under this Agreement, MEGOLA INC. shall be allowed to appoint, by agreements in writing, distributors and sellers within the Sales Area to ensure full and proper distribution and sale of Megola GmbH (Germany) Goods. Such appointments shall be in writing and the appointee shall agree to protect the goodwill attached to Megola GmbH (Germany) Goods and the trade names used in association with Megola GmbH (Germany) Goods.

2.04 MEGOLA INC. is hereby granted the exclusive first option and right to manufacture "Scale–Guard (?)" machines in Canada should Megola GmbH (Germany) decide that it is desirable to manufacture Megola GmbH (Germany) Goods in the Sales Area.

III. PRICING AND PROVISIONS GOVERNING SALES TO MEGOLA INC.

III.1 Megola GmbH (Germany) Goods shall be purchased by MEGOLA INC. from Megola GmbH (Germany) according to the Price List, including the standard terms and conditions of sale, appearing as Appendix I of this Agreement.

III.2 Megola GmbH (Germany) reserves the right to change the Price List for Megola GmbH (Germany) Goods sold to MEGOLA INC. on the anniversary date of the Agreement and each successive year of the Agreement provided that MEGOLA INC. is given notice in writing, ninety (90) days prior to the effective date of the price change, and the price changes are substantiated by documentation of changes in labour or material cost changes.

III.3 Credit risk resulting from the sale of Megola GmbH (Germany) Goods from orders solicited by MEGOLA INC. shall be borne solely by MEGOLA INC..

IV. TITLE/DELIVERY/DISTRIBUTION AND ADMINISTRATION

IV.1 MEGOLA INC. agrees that it will not during the Term of this Agreement purchase, sell or otherwise deal in third party products of a class or kind similar to, or in competition with Megola GmbH (Germany) Goods, without prior written consent from Megola GmbH (Germany).

IV.2 MEGOLA INC. shall maintain a sales office in the Sales Area and will conduct its business under its own name and in a professional manner. MEGOLA INC. will pay all expenses of its office and activities, and must be responsible for the acts and expenses of its employees, agents, subcontractors, and other authorized personnel of MEGOLA INC..

V. ORDERS

V.1 All orders or forecasts and acceptance for Megola GmbH (Germany) Goods shall be in writing. No order or forecasts submitted by MEGOLA INC. shall be deemed to be accepted and binding on Megola GmbH (Germany) until notification of acceptance by an authorized representative of Megola GmbH (Germany) by Order Acknowledgment. Each order or forecast submitted by MEGOLA INC. shall be governed by the terms and conditions set out in the current Megola GmbH (Germany) Order Acknowledgment form at the time of Megola GmbH (Germany) acceptance of such an order. Megola GmbH (Germany) agrees that orders and forecasts accepted by it shall be filled and shipments made as promptly as conditions permit.

V.2 MEGOLA INC. agrees that it will not solicit orders for the sale of Megola GmbH (Germany) Goods outside the Sales Area or take orders for delivery of Megola GmbH (Germany) Goods in the Sales Area when to its knowledge such Megola GmbH (Germany) are to be shipped out of the Sales Area prior to being processed or manufactured into articles or goods for sale, without first obtaining the written consent of Megola GmbH (Germany). Megola GmbH (Germany) will

refer all enquiries for Megola GmbH (Germany) Goods in the Sales Area to MEGOLA INC. on a prompt basis.

VI. NO AGENCY

VI.1 Neither the making of this Agreement nor the performance of the provisions hereof shall be construed to constitute MEGOLA INC. an agent, partner or principal of Megola GmbH (Germany), or a joint venturer with Megola GmbH (Germany) for any purpose and MEGOLA INC. shall not have the right or authority to create any obligation, expressed or implied, on behalf of Megola GmbH (Germany), nor to bind Megola GmbH (Germany) in any manner whatsoever. MEGOLA INC. is and shall remain an independent contractor under this Agreement. Megola GmbH (Germany) shall not be responsible for any warranties or representations by MEGOLA INC. in respect to the quality or use to which Megola GmbH (Germany) Goods may be put unless Megola GmbH (Germany) has provided its prior written consent.

VII. TRADEMARKS AND CONFIDENTIALITY

VII.1 Megola GmbH (Germany) hereby grants permission to MEGOLA INC. to use and apply the trademark "Scale-Guard (?)" to Megola GmbH (Germany) Goods.

VII.2 Notwithstanding the provisions of Clause 7.01, the trademarks and trade names used in association with Megola GmbH (Germany) Goods are the exclusive property of Megola GmbH (Germany) and at no time during the Term of this Agreement or thereafter shall MEGOLA INC. acquire any right, title or interest in or to such trademarks or trade names used in association with Megola GmbH (Germany). MEGOLA INC. covenants and agrees that it will not assert any claim interest in or appropriate for its own use, any such trademarks or trade names. MEGOLA INC. also agrees to execute such documents as Megola GmbH (Germany) may deem necessary to maintain and protect rights in and to such trademarks and trade names and to comply with all requests regarding the proper use thereof.

VII.3 (a) Megola GmbH (Germany) shall defend or settle any suit or proceeding brought against MEGOLA INC. based upon a claim that MEGOLA INC.'s sale of any Megola GmbH (Germany) Goods in accordance with this Agreement constitutes an infringement of any existing patent, trademark or other intellectual property right from within the Sales Area, provided that MEGOLA INC. has acted in accordance with all the terms of this Agreement, and provided Megola GmbH (Germany) is promptly notified in writing of any such suit or proceeding or the threat thereof and is given complete authority and information required for the defence or settlement of any such claim and Megola GmbH (Germany) shall pay all damages as well as any costs and expenses incurred by MEGOLA INC. with respect to any such suit or proceeding, but shall not be responsible for any

cost, expense or compromise incurred or made by MEGOLA INC. without the prior written consent of Megola GmbH (Germany).

(b) Megola GmbH (Germany) shall not be liable for any infringement or claim based upon sale or use of Megola GmbH (Germany) Goods in combination with other goods or things, or with modification made by MEGOLA INC.

(c) MEGOLA INC. agrees that it shall carefully protect all confidential data, information, disclosures, materials and matters relating to Megola GmbH (Germany) Goods and/or their sale and that under no circumstances shall it disclose, either prior to or after termination of this Agreement, any such data information, disclosure, materials or matters to others except its accountants, attorneys and consultants or as authorized by Megola GmbH (Germany) in writing. Upon termination of this Agreement, MEGOLA INC. agrees to return at once to Megola GmbH (Germany), without copying, all originals and copies of (i) any material furnished by Megola GmbH (Germany) including, but not limited to, price lists, catalogues, photographs, blueprints, drawings, test results letters and paper; (ii) any confidential data, information disclosures, materials or matters furnished by or belonging to Megola GmbH (Germany); and (iii) any Megola GmbH (Germany) Goods held in inventory, in consideration of payment by Megola GmbH (Germany) to MEGOLA INC. at the price at which such goods were invoiced to MEGOLA INC. by Megola GmbH (Germany).

VII.4 Megola GmbH (Germany) warrants that:

(a) Subject to the options in favour of MEGOLA INC. as set out in this Agreement, the rights to the formula to manufacture the Megola GmbH (Germany) Goods and the rights to the trademark "Scale–Guard (?)" belong exclusively to Megola GmbH (Germany);

(b) Megola GmbH (Germany) Goods and the trademark "Scale–Guard (?)" do not infringe the rights of any third parties;

(c) The extension and delivery of the agreement by Megola GmbH (Germany) does not constitute a breach or a default under any agreement or document to which Megola GmbH (Germany) is a party or by which it is bound or any judgement order, regulation statute, ordinance or rule having any applicability to Megola GmbH (Germany) or its assets or properties.

VIII. FORCE MAJEURE

VIII.1 The consequences, direct or indirect, of labour troubles, fires, accidents, floods, war, shortages of transportation, failure, suspension or curtailment of production due to shortage of supply or raw materials or other economic factors, Government acts or requirements and all and any like or different causes beyond the control of the parties hereto shall excuse performance by either party to the extent to which performance is prevented thereby. The party so excused shall take all reasonable steps to remove such disability and performance of this Agreement shall resume as soon as practicable after such disability if removed.

IX. TERM AND TERMINATION

IX.1 The Term of this Agreement shall be the period commencing August 2000.

IX.2 Notwithstanding the provisions of Clause 9.01, this Agreement may be terminated at any time by either party; unless the defaulting party remedies within fifteen (15) days of written notice sent by the non–offending party to the offending party for any of the following causes:

(a) fraud or abuse of confidence, irrespective of whether a penal sanction or indemnification for the resulting damages may apply;

(b) ineptitude or gross negligence with respect to dealings with Megola GmbH (Germany) or Megola GmbH (Germany) products if not rectified within twenty (20) days from written notice sent by Megola GmbH (Germany) to MEGOLA INC..

(c) The disclosure of trade or technical confidential information, irrespective of whether a penal sanction or indemnification for the resulting damages may apply;

(d) (i) the appointment of a receiver over property; or the commencement or happening of any occurrence connected with the insolvency, bankruptcy, dissolution, liquidation or termination of activities.

(ii) Failure to perform any obligation under this Agreement as and when required, which failure is not remedied to the satisfaction of the parties (acting reasonably) within thirty (30) calendar days after notice thereof has been sent.

(iii) MEGOLA INC.'s failure to make timely and full payment of Megola GmbH (Germany) invoices, provided Megola GmbH (Germany) has given thirty (30) days notice of its intention to terminate the Agreement

under the provisions of this clause, and such payment is not made within such delay or is contested in good faith by MEGOLA INC. within such delay.

(iv) Failure to comply with any applicable law or regulation relative to the performance of its obligations under this Agreement, unless remedies of such noncompliance as soon as reasonably possible and in any event, within a maximum of sixty (60) days after notice thereof has been sent.

(v) In writing, the sale or other disposition of a portion of assets as would impair their ability to perform their obligations under this Agreement.

IX.3 No waiver by Megola GmbH (Germany) of any default in performance under or breach or any of the provisions of this Agreement, or any act giving rise to cause for termination of this Agreement shall apply or be deemed a waiver of any prior or subsequent default, breach or act giving rise to cause for termination hereunder.

X. <u>NOTICE</u>

X.1 All notices hereunder shall be addressed, if to Megola GmbH (Germany), to:
Elbestr. 47
Geretsried Germany
82538

if to MEGOLA INC., to:
200 Paddock Green Circle
Corunna, Ontario, Canada
N0N 1G0
as the case may be and shall be sent by registered mail or personal delivery and shall be effective as of three (3) days after the date of mailing or, the date of personal delivery. Either party may specify a different address by notice in writing to the other party.

XI. <u>GOVERNING LAW</u>

XI.1 This Agreement and all contracts resulting from the acceptance of orders received from or through MEGOLA INC. shall be deemed to be made in Ontario and shall be governed and interpreted in accordance with the laws of Ontario.

XI.2 Any provision in the Agreement which is illegal, contrary to public policy, or otherwise unenforceable in any jurisdiction, shall be deleted from this Agreement leaving the remainder of this Agreement legal, valid and enforceable. The deleted provision shall be replaced by a valid new provision negotiated by the parties, having as nearly as legally possible the same economic and business effect as the illegal or unenforceable provision was intended to have.

XII. ENTIRE AGREEMENT

XII.1 This Agreement sets forth all of the understandings and obligations between the parties and with respect to the subject matter hereof and neither party shall be bound by any condition or obligation other that those set forth herein. No change to this Agreement shall be made without the written consent of both parties.

XII.2 This Agreement shall continue to be to the benefit of and shall be binding upon the respective successors and assigns of the parties hereto, provided that this Agreement shall not be assigned by MEGOLA INC. without prior written consent of Megola GmbH (Germany), not to be unreasonably withheld.

IN WITNESS WHEREOF this Agreement has been executed by the duly authorized officers of the parties hereto, to be effective as of the date first written above.

Megola GmbH (Germany)

Per: [signature]

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MEGOLA INC.

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